SUBSIDIARIES OF SAMSONITE CORPORATION (Delaware)

(Ownership Interest of 100% Unless Otherwise Indicated)

C.V. Holdings, Inc.	Colorado
SC International Holdings C.V. (95% limited partnership, with Samsonite Corporation holding 5%)	Netherlands
SC Denmark ApS	Denmark
Samsonite Europe N.V.	Belgium
Samsonite S.A.	France
Samsonite Limited	United Kingdom
Samsonite B.V.	Netherlands
Samsonite Ges.m.b.H.	Austria
Samsonite GmbH	Germany
Samsonite Hungaria Borond KFT	Hungary
Samsonite Finanziaria S.r.l.	Italy
Samsonite SpA
(60% joint venture)	Italy
Samsonite Espana S.A.	Spain
Samsonite AB (Aktiebolag)	Sweden
Samsonite A/S	Denmark
Samsonite AG	Switzerland
Samsonite Slovakia S.r.o.	Slovakia
Samsonite Sp. z o.o.	Poland
Samsonite Finland Oy	Finland
Samsonite CZ spol. s.r.o.	Czech Republic
Samsonite Hellas SA	Greece
Samsonite Mauritius Limited	Mauritius
Samsonite India Limited
(65% joint venture)	India
Samsonite Singapore Pte Ltd
(80% joint venture)	Singapore
Samsonite Asia Limited	Hong Kong
Samsonite Korea Limited
(80% joint venture)	Korea
Samsonite Malaysia Sdn Bhd	Malaysia
Samsonite Luggage
(Ningbo) Co. Ltd.	China
Samsonite Latinoamerica, S.A. de C.V.	Mexico
Samsonite Mexico, S.A. de C.V.	Mexico
Samsonite Comercio E Participacoes Ltda.	Brazil
Samsonite Industrial E Comercial Ltda.	Brazil
Samsonite Canada Inc.	Canada
Samson S.A. de C.V.	Mexico
Samsonite Mercosur Limited (51% joint venture)	Bahamas
Samsonite Brasil Ltda.	Brazil
Samsonite Argentina S.A.	Argentina
Arife S.A. (70% joint venture)	Argentina
Lonberg Express S.A.	Uruguay
Samsonite Company Stores, Inc.	Indiana
Samsonite Pacific Ltd.	Colorado
Direct Marketing Ventures, Inc.	Colorado
Samsonite Holdings Inc.	Delaware
Astrum R.E. Corp.	Delaware
The Samsonite Foundation, Inc. (Non-profit corp.)	Rhode Island
McGregor II, LLC	Delaware
Hortex Incorporated	Texas
McGregor China Corp.	Delaware
Jody Apparel II, LLC	Delaware
WMI II, LLC	Delaware

                                                                         Ownership Interests of 50% or Less

Samsonite SpA participates in a joint venture in which it holds 20% of the shares of:

        Factory Store 1 S.r.l.
        Via Milano 18
        Corsico (MI)
        ITALY